Exhibit 99.1

Fund commentary Q1 2025 An investment in FS Specialty Lending Fund (FSSL) involves a high degree of risk and may be considered speculative. Investors are advised to consider the investment objectives, risks, and charges and expenses of FSSL carefully. Investors should read and carefully consider all information found in FSSL’s quarterly and annual reports filed with the U.S. Securities and Exchange Commission. FSSL is closed to new investors. This fund commentary is for informational purposes only and does not constitute an offer to sell nor a solicitation of an offer to buy the securities described herein. FS Specialty Lending Fund Summary • On April 22, 2025, the Board of Trustees of FS Specialty Lending Fund (“the Fund”), a business development company (BDC), approved a plan to prepare for the listing of its common shares on the New York Stock Exchange (“NYSE”). We currently expect its common shares to begin trading on the NYSE under the ticker “FSSL” before the end of Q4 2025, subject to market conditions, shareholder approval and final board approval. • The Fund continued to make progress in transitioning the portfolio to diversified credit while reducing legacy energy holdings during the first quarter. Diversified credit investments represented approximately 88.0% of the portfolio’s fair value as of March 31, 2025, compared to 85.5% as of December 31, 2024. • The board declared an enhanced quarterly cash distribution of $0.1053 per share for the first quarter of 2025, which represented an annualized distribution rate of 12.5% based on the then-estimated net asset value (NAV) as of March 31, 2025. The distribution was paid on April 23, 2025. 1 • The Fund generated a NAV-based total return of 2.29% during the first quarter of 2025, outpacing the high yield bond and senior secured loan indexes by 135 basis points (bps) and 181bps, respectively.2,3 Market review Economic data were resilient during the first quarter of 2025 amid solid consumer spending and firm employment data. Yet risk markets came under pressure from plunging economic and investor sentiment driven by a combination of increased trade tensions, rising inflation and signs of decelerating economic growth. Treasury yields declined as markets priced in up to three Federal Reserve (Fed) rate cuts in 2025. The policy-sensitive 2-year Treasury yield and the 10-year yield each fell -35bps during the quarter, to 3.89% and 4.21%, respectively. The Bloomberg U.S. Aggregate Index (the Agg), a proxy for traditional fixed income portfolio, returned 2.8% during the quarter as it benefited from the falling rate environment. However, the Agg has been flat (-0.40%) over the last five years amid significant interest rate volatility. Private assets were generally insulated, though not isolated from the volatility that pervaded public markets during the first quarter. Private credit volume totaled $64 billion in the first quarter, down 7% from the prior quarter but up 12% year over year, as investors remain attracted to its healthy yield premium over public markets and stronger lender protections.4 Spreads on high yield bonds and senior secured loans widened during Q1, yet remained moderately above their post-Global Financial Crisis lows. Meanwhile, spreads on private upper middle market loans (SOFR + 513bps) were 151bps above B-rated syndicated loans and 171bps over high yield bonds.3,4 Additionally, just 10% of syndicated loans issued in Q1 2025 included a covenant compared to 76% of upper middle market deals and nearly all (96%) of lower middle market deals.4 High yield bond and senior secured loan total returns by rating Source: KBRA Direct Lending Deals, as of March 31, 2025. Upper middle market refers to companies with earnings before interest, taxes, depreciation, and amortization (EBITDA) between $50 and $100 million. 3% 5% 7% 9% 11% 13% 11/2021 3/2022 7/2022 11/2022 3/2023 7/2023 11/2023 3/2024 7/2024 11/2024 3/2025 Upper middle market private credit B-rated loans

FS Investments 2 The Fund announces liquidity plan On April 22, 2025, the Board of Trustees of FS Specialty Lending Fund approved a plan to prepare for the listing of its common shares on the NYSE. In advance of the listing and subject to shareholder approval, the Fund will be converted from a BDC to a closed-end fund registered under the Investment Company Act of 1940 through a reorganization into a newly formed closed-end fund. The closed-end fund will be named “FS Specialty Lending Fund”, and we currently expect its common shares to begin trading on the NYSE under the ticker “FSSL” before the end of Q4 2025, subject to market conditions, shareholder approval and final board approval. Although we are working toward a listing within the targeted time frame, the timing may be subject to change based on a variety of factors. The listing is intended to offer a balanced liquidity solution by providing existing shareholders with near-term access to liquidity while preserving the opportunity for long-term value appreciation for those who choose to remain invested. There is no shareholder action required until the Fund commences a shareholder proxy solicitation, which we expect to begin in late June. Shareholders will be asked to vote on three proposals related to the conversion of the Fund to a closed-end fund. All three proposals must be approved for the listing to move forward. The investment management team from FS and the board will remain the same and there will be no change in the Fund’s investment objectives or strategy as a result of the conversion or listing.5 In connection with the liquidity planning, the board approved a 6-for-1 reverse share split, which will take effect at 5:00 PM Eastern on May 15, 2025. The reverse share split will help ensure compliance with the NYSE requirement of a minimum share price of $4.00 per share at the time of listing. As of March 31, 2025, FSSL’s NAV was $3.37 per share. In addition, the share split is intended to align FSSL’s share price with the typical trading range of comparable closed-end funds, which have historically traded in the range of approximately $10 to $20 per share and to help meet the minimum share price requirements for certain broker dealers and custodians. Q1 2025 performance review The Fund generated a NAV-based total return of 2.29% during the first quarter of 2025, compared to 0.94% for the high yield bond index and 0.48% for senior secured loans. 2,3 Performance during the quarter was driven by strong earnings as net investment income of $0.06 per share and NAV appreciation of approximately $0.02 per share offset by distributions of $0.0068 per share during the quarter attributable to the enhanced distribution for the fourth quarter. The Fund’s NAV increased to $3.37 per share as of March 31, 2025, compared to $3.30 per share as of December 31, 2024. The board declared an enhanced quarterly cash distribution of $0.1053 per share for the first quarter of 2025, which represented an annualized distribution rate of 12.5% based on the then-estimated NAV as of March 31, 2025. The distribution was paid on April 23, 2025.

FS Investments 3 Investment activity We made continued progress transitioning the portfolio to diversified credit investments during the first quarter, exiting legacy energy holdings, and reducing the level of debt investments on non-accrual. Our position in Maverick Natural Resources, previously one of the Fund’s largest legacy equity energy investments, was exchanged during the first quarter for cash and shares of Diversified Energy PLC in connection with the company’s acquisition of Maverick. As a result, energy investments represented just 12.0% of the portfolio’s fair value as of March 31, 2025 compared to 14.5% as of December 31, 2024 and 94.9% during Q2 2023, at the time the transition plan was announced. As of March 31, 2025, Diversified Energy PLC, Ascent Resources Holdings and USA Compression Partners, which were previously among the Fund’s largest energy holdings, represented 58.0% of the Fund’s remaining energy holdings, but just 6.9% of the portfolio, based on fair value. We remain focused on further reducing exposure to these and other energy investments as we seek to continue growing the portfolio’s earnings power. As of March 31, 2025, three investments were on non-accrual, representing just 0.4% of the portfolio’s fair value and approximately 1.4% based on amortized cost, compared to 1.1% and approximately 2.3%, respectively, as of December 31, 2024. Non-accruals are down meaningfully from 13.6% and 13.8%, respectively, as of March 31, 2024. In the fourth quarter of 2024, the Fund received exemptive relief from the U.S. Securities and Exchange Commission (SEC) to co-invest in privately originated investments with other funds managed by FS Investments’ Global Credit team, which we believe will continue to help increase the earnings power of the Fund and accelerate the transition to diversified credit. Purchases totaled $357 million during the first quarter of 2025. Private credit investments represented 57.2% of total purchases during the quarter of which $182 million, or 89% of which were co-investments across other portfolios managed by the Global Credit team. During the first quarter, 76.7% of purchases were in senior secured debt. As of March 31, 2025, diversified credit investments represented 88.0% of the portfolio compared to 85.5% of the portfolio as of December 31, 2024. Sales and repayments totaled approximately $385 million during the quarter. We continue to focus on reducing the Fund’s exposure to legacy energy investments. As of March 31, 2025, approximately 87% of the portfolio consisted of senior secured debt, unchanged from the previous quarter. Equity/other investments represented approximately 8% of the portfolio’s fair value as of March 31, 2025, compared to 9% as of December 31, 2024.As noted, the decline in the Fund’s equity exposure has primarily been driven by the sale of several legacy equity investments. Portfolio by asset type (based on fair value) 3/31/2025 Senior Secured Loans—First lien loans 79% Senior Secured Loans—Second lien loans 3% Senior secured bonds 5% Unsecured debt 2% Asset-based finance 3% Equity/other* 8%

FS Investments 4 Portfolio by Industry Classification (based on fair value) 3/31/2025 Energy 12% Capital Goods 11% Consumer Services 10% Commercial & Professional Services 10% Health Care Equipment & Services 9% Materials 8% Consumer Durables & Apparel 7% Financial Services 6% Media & Entertainment 5% Consumer Discretionary Distribution & Retail 3% Household & Personal Products 3% Automobiles & Components 3% Other** 13% * Effective September 30, 2024, Preferred equity was consolidated into the equity/other category. **Other represents the following industries, each of which represented 2% or less of the portfolio’s fair value as of March 31, 2025: Consumer Staples Distribution & Retail, Transportation, Pharmaceuticals, Biotechnology & Life Sciences, Software & Services, Telecommunications Services, Equity Real Estate Investments Trusts (REITs), Insurance, Food Beverage & Tobacco, Real Estate Management & Development. Note: All figures may be rounded. Returns shown are historical and based on past performance. Past performance is not indicative of future results. 1. There can be no assurance that the Fund will be able to pay distributions in the future. The timing and amount of any future distributions to shareholders are subject to applicable legal restrictions and the sole discretion of the Fund’s board. 2. For more information on FSSL’s performance, see the table below. For the year ended December 31, 2024, 100% of FSSL’s cash distributions on a tax basis were sourced from net investment income. The payment of future distributions on FSSL’s common shares is subject to the discretion of FSSL’s board of trustees and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions. 3. High yield bonds represented by the ICE BofAML U.S. High Yield Master II Index. Senior secured loans represented by the Morningstar LSTA US Leveraged Loan Index. 4. KBRA Direct Lending Deals as of March 31, 2025 5. The investment strategy will remain the same except for certain requirements specific to BDCs under the 1940 Act, which won’t apply once the Fund is converted to a registered closed-end fund. The Adviser is currently jointly operated by an affiliate of FS and EIG Asset Management, LLC. As part of the conversion to a registered closed-end fund, FS Investments will acquire EIG Asset Management’s interest in the Adviser, and the Adviser will become an indirect, wholly-owned subsidiary of FS Investments. At that time, the FS Global Credit team will assume full investment management responsibilities.

Additional resources

Please visit FSSL's webpage at **www.fsinvestments.com/investments/all-investments/fssl** or **www.fsinvestments.com/resources/fs-specialty-lending-fund-update** for additional resources.

Performance as of 3/31/2025

(Without sales charge), compounded monthly						(With sales charge)	
1-year	3-year (annualized)	5-year (annualized)	10-year (annualized)	Since inception (annualized)	Total return since inception (cumulative)	Total return since inception (cumulative)	Inception date
7.29%	0.09%	3.29%	-2.67%	-0.24%	-3.23%	-12.91%	July 18, 2011

Past performance is not a guarantee of future results. Shareholder returns (without sales charge) are the total returns an investor received for the highlighted period, taking into account all distributions paid during such period, compounded monthly. Except for shareholder returns (without sales charge) for the 1-, 3- and 5-year periods, the calculation assumes that the investor purchased shares at FSSL's public offering price, excluding any selling commissions or dealer manager fees, at the beginning of the applicable period and reinvested all distributions pursuant to FSSL's distribution reinvestment plan (DRP). Since FSSL closed its public offering in November 2016 and has since issued new shares only pursuant to its DRP, the calculation for the 1-, 3- and 5-year periods assume the investor purchased shares at the beginning of the applicable period at a price based on FSSL's DRP on such date. Shareholder returns (without sales charge) do not include selling commissions and dealer manager fees, which could total up to 10% of the public offering price. Had such selling commissions and dealer manager fees been included, the performance shown would be lower. Following the termination of FSSL's DRP effective September 15, 2023, the total return for each period presented subsequent to the effective date is calculated based on the change in net asset value during the applicable period, assuming the reinvestment of all distributions at the Company's net asset value per share as of the period end date.

Shareholder return (with sales charge) is the total return an investor received since inception, taking into account all distributions paid during such period, compounded monthly. The calculation assumes that the investor purchased shares at FSSL's public offering price (which includes the maximum selling commissions and dealer manager fees) at inception and reinvested all distributions pursuant to FSSL's DRP. Following the termination of FSSL's DRP effective September 15, 2023, the total return for each period presented subsequent to the effective date is calculated based on the change in net asset value during the applicable period, assuming the reinvestment of all distributions at the Company's net asset value per share as of the period end date.

Valuation as of the end of each period shown above is based on the net asset value per share as of the period end date.

FSSL's public offering price was subject to a sales charge of up to 10% and offering expenses of up to 1.5% of the gross proceeds received in the Fund's offering.

FSSL's annualized total expenses as a percentage of average net assets attributable to common shares was 5.7% for the 3 months ended March 31, 2025.

Risk factors

An investment in the common shares of FSSL involves a high degree of risk and may be considered speculative. The following are some of the risks an investment in our common shares involves; however, you should carefully consider all of the information found in Item 1A of our annual report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission.

- Because there is no public trading market for our common shares and we are not obligated to effectuate a liquidity event by a specified date, it will be difficult for you to sell your common shares. If you are able to sell your common shares before we complete a liquidity event, it is likely that you will receive less than what you paid for them. Our share repurchase program contains numerous restrictions. In addition, we have currently suspended our share repurchase program. If we conduct quarterly tender offers for our common shares in the future, only a limited number of our common shares will be eligible for repurchase. We may suspend or terminate the share repurchase program at any time.
- Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses.
- We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as "junk," have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They may also be difficult to value and illiquid.
- Our previous investment policy was to invest, under normal circumstances, at least 80% of our total assets in securities of energy and power companies. The revenues, income (or losses) and valuations of energy and power companies can fluctuate suddenly and dramatically due to a number of environmental, regulatory, political and general market risks, which have historically impacted our financial performance, including our net asset value per share, and may continue to in the future.
- Our transition to a new investment policy will increase portfolio turnover, which will increase commission and transaction costs.
- An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.
- Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.
- A lack of liquidity in certain of our investments may adversely affect our business. We may be unable to sell our investments at favorable prices or at all.
- We are subject to financial market risks, including changes in interest rates, which may have a substantial negative impact on our investments.
- We may borrow funds to make investments, which increases the volatility of our investments and may increase the risks of investing in our securities.
- Our business model is dependent on bank relationships and recent strain on the banking system may adversely impact us.
- FSSL is a long-term investment for persons of adequate financial means who have no need for liquidity in their investment. To invest in FSSL, an investor must have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000. Some states, such as Kansas, impose higher suitability standards.
- Portions of our distributions to shareholders were funded from the reimbursement of certain expenses, including through the offset of certain investment advisory fees, that are subject to repayment to our affiliate, FS Investments, and our future distributions may be funded from such offsets and reimbursements. Significant portions of these distributions may not be based on our investment performance, and such offsets and reimbursements by FS Investments may not continue in the future. If FS Investments had not agreed to reimburse certain of our expenses, including through the offset of certain advisory fees, significant portions of these distributions would have come from offering proceeds or borrowings. The repayment of amounts owed to FS Investments will reduce the future distributions to which you would otherwise be entitled.
- The global outbreak of COVID-19 (commonly known as the coronavirus) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities we hold, and has adversely affected our investments and operations. Such impacts may continue to adversely affect us, the performance of our investments and an investment in us.
- We expect that the recent market conditions may have a lasting and, in some instances, permanent impact on some of our portfolio companies as they struggle to meet covenant obligations and face insolvency in future periods. Poor performance or insolvency of our portfolio companies could have a material adverse impact on our financial condition and results of operations.

FS Investments 5

FS Investment Solutions, LLC 201 Rouse Boulevard, Philadelphia, PA 19112 www.fsinvestmentsolutions.com 877-628-8575 Member FINRA/SIPC FC-FSSL-Q12025 © 2025 FS Investments www.fsinvestments.com MY25 Cautionary Note Regarding Forward-Looking Statements Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, including but not limited to liquidity events. Words such as “intends,” “will,” “believes,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the ability of the Fund to complete the reorganization, complete the listing of the common shares on a national securities exchange, the price at which the common shares may trade on a national securities exchange, and failure to list the common shares on a national securities exchange and such other factors that are disclosed in the Fund’s filings with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with shareholder proposals referenced herein, on April 30, 2025, the Fund and the successor fund filed with the SEC solicitation materials in the form of a joint proxy statement/prospectus that will be included in a registration statement on Form N-14. The registration statement may be amended or withdrawn and the proxy statement and/or joint proxy statement/prospectus will not be distributed to shareholders unless and until the registration statement is declared effective by the SEC. Investors are urged to read the proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about the reorganization, the shareholder proposals, the Fund and the successor fund. After they are filed, free copies of the proxy statement/prospectus and other documents will be available on the SEC’s web site at www.sec.gov or at www.fsproxy.com. IMPORTANT INFORMATION The Fund, its trustees and certain of its officers may be considered to be participants in the solicitation of proxies from shareholders in connection with the matters described herein. Information regarding the identity of potential participants, and their direct or indirect interests in the Fund, by security holdings or otherwise, are set forth in the proxy statement and any other materials filed with the SEC in connection with the Fund’s 2024 annual meeting of shareholders. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus relating to the matters described herein when it is available. Shareholders are able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are available at no charge at the Fund’s website at www.fsproxy.com. Investors should consider a fund’s investment objective, risks, and charges and expenses before investing. The proxy statement/prospectus, when available, will contain this and other information about the fund, including risk factors that should be carefully considered.